EXHIBIT 23.1 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-157108 on Form S-3 of State Bancorp, Inc. of our report dated March 12, 2010 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of State Bancorp Inc. for the year ended December 31, 2009, and to the reference to us under the caption “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York
February 28, 2011